UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2012

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DEX ONE CORPORATION
 (Exact name of registrant as specified in its charter)
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Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, NC (Address of principal executive offices)	Registrant’s telephone number, including area code: (919) 297-1600	27513 (Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

As previously announced, on March 14, 2012, certain subsidiaries of Dex One Corporation (the “Company”) commenced offers to repurchase bank debt below par.  The offers expired at 5:00 p.m., New York City time, on Wednesday, March 21, 2012.  The Company subsidiaries will retire approximately $142 million in principal amount of bank debt for approximately $70 million in cash consideration.  Settlement of the repurchases is expected to occur on or about Friday, March 23, 2012.  A copy of the press release announcing the results of the repurchases is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits.

       (d)    Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

99.1	Press Release of Dex One Corporation issued March 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEX ONE CORPORATION

/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel
& Chief Administrative Officer

Date: March 22, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of Dex One Corporation issued March 22, 2012.